FOR IMMEDIATE RELEASE

Contact:  For Sento
          Julie Blake
          Emerge PR
          (617) 729-3174
          jblake@emergepr.com

        Sento Corporation's Customer Experience Platform (CXP(SM)) Builds
               Customer Loyalty, Increases Sales Conversion Rates

       Patent-pending SaaS Technology Will Open New Markets of Opportunity
                Outside of Traditional Service and Support Model

Salt Lake City - August 3, 2006 - Sento Corporation (Nasdaq: SNTO), a
right-channeling solutions leader, announced today that its exciting patent-pending SaaS innovation, Customer Experience Platform (CXP(SM)), is proving successful in pilot programs. CXP(SM) is a rules-engine that optimizes websites providing rich customer experiences. Using CXP(SM), customer behaviors are analyzed in real-time and online websites are enabled to respond rapidly, providing dynamic messaging and offers that motivate customers to take action.
CXP's functionality allows customized marketing offers to be delivered at the moment customers are making decisions which affect their loyalty and decision to purchase.

eFashionSolutions, LLC (www.efashionsolutions.com), a leader in providing end-to-end ecommerce services, experienced more than a 10% increase in sales conversion rates and a jump in gross margins of 17% during their initial 60 day pilot. The success demonstrated by eFashionSolutions and other pilot programs in the retail and ecommerce markets opens new revenue streams to Sento that had previously been unrealized in their traditional service and support business.
CXP truly expands the reach of Sento's Right Channeling beyond service and support and into sales and marketing organizations.

"The CXP engine enables us to present dynamic merchandising, special offers, and customer assistance, all of which translate to the most significant impact ever on our conversion rates," said Edward P. Foy, Jr., CEO of eFashionSolutions.
"CXP has helped us create compelling online offers which have resulted in a dramatic increase in our repeat customer business," Mr. Foy continued, "The rules we create inside of CXP have given us a distinct edge over brick and mortar stores because this technology allows us to shift inventory and present offers based on individual customer needs."

In a time when customer satisfaction - and loyalty - is a financial necessity,
CXP is helping companies be more responsive and demonstrate their value to their customers. Specifically by connecting customers' interactions and behaviors with company data and ecommerce platforms, CXP delivers active personalization and one-to-one marketing. Customers receive offers based on their personal online actions, buying history, geographic location or demographics. For example, different offers can be presented for high-value vs. low-value customers, as well as regional considerations such as January swimsuit inventory levels in
Miami vs. Chicago. This tailored interaction allows companies to increase key retail performance metrics.

Some of the companies managed by eFashionSolutions including
OrangeCountyChoppers.com, BabyPhat.com and ShopElvis.com, have experienced double-digit gains in average cart sizes, sales conversion rates, revenues per visitor, units per order and profit margins while using CXP. In addition,
eFashionSolutions expects to increase its revenues by more than $3 million on one site alone in 2006 as a result of using CXP. That figure translates into an impressive 27% jump overall.

"CXP fosters a more positive and seamless experience for our clients' customers without requiring costly and time-consuming engineering resources," said Stephen
W. Fulling, Chief Technology Officer for Sento. Mr. Fulling added, "Our innovative and unique approach allows us to rapidly deploy CXP regardless of web platform and without burdening the IT staff. We can literally install CXP on any web page and within minutes your marketing team can dramatically affect customer experience."

In addition to ecommerce applications, CXP also delivers value for the crucial customer support function. Recently, a Sento customer in the software security industry was named by the Association of Support Professionals (ASP) as having one of the 10 best web support sites for 2006, based on excellence in online service and support. This award-winning consumer support website uses CXP to ensure that customer support is tailored to the specific needs of customers by launching actions based on individual behaviors.

"With CXP, Sento is helping companies easily address customer behaviors in a way that will benefit both the customer and the retailer," said Patrick O'Neal, president and chief executive officer for Sento. "CXP enhances traditional ecommerce platforms by allowing for dynamic personalization of content and processes that works in just minutes. That level of responsiveness gives companies a distinct competitive advantage over companies using traditional platforms and opens a unique opportunity to drive customer relationships."

CXP is now generally available from Sento. For more information, please visit
www.sento.com.

About Sento Corporation
Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. Sento offers outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through its proprietary Customer
Choice Platform(SM), Sento offers comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group,
and LensCrafters.

Forward Looking Statements

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as
"expects," "intends," "estimates," "believes," "anticipates," "should" and
"likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions;
the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company;
the Company's ability to complete negotiations and execute client agreements;
risk of equipment failure and/or emergency interruption of the Customer Contact
Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on
Form 10-KSB.